STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HAYMAKER ACQUISITION CORP. 4

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
HAYMAKER ACQUISITION CORP. 4
TO BE HELD ON JULY 24, 2025

On July 1, 2025, Haymaker Acquisition Corp. 4 (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s annual general meeting of shareholders to be held on July 24, 2025 at 10:00 a.m., Eastern Time (the “Annual Meeting”).

The Company is providing this proxy statement supplement (this “Supplement”) solely to (i) correct the per-share price at which public shares will be redeemed for a pro rata portion of the funds held in the trust account established in connection with our IPO (the “Trust Agreement”) at the time of the Annual Meeting (the “Redemption Price”) in the Proxy Statement to $11.05, which was previously stated as $10.68 and (ii) supplement the Proxy Statement with the information set forth in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 15, 2025 (the “Current Report”).

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically set forth in this Supplement, no other changes are made to the Proxy Statement. If you have already submitted your vote, you do not need to take any further action.

Redemption Price

In the Proxy Statement, the Redemption Price was previously stated as $10.68. The Company hereby clarifies that the Redemption Price is approximately $11.05. The Redemption Price is based upon (a) the amount in the Trust Account then on deposit, which, as of June 27, 2025, was approximately $254,180,747.94, divided by (b) 23,000,000 Class A ordinary shares outstanding (excluding Class A ordinary shares held by the Sponsor).

The full text of the Current Report is set forth below.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2025

HAYMAKER ACQUISITION CORP. 4

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41757	87-2213850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Madison Avenue, Floor 5

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 616-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HYACU	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	HYAC	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	HYAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2025, Haymaker Sponsor IV LLC (the “Sponsor”) agreed to make monthly deposits (each deposit, a “Contribution” and collectively, the “Contributions”), each in an amount equal to the lesser of (i) $0.025 for each outstanding Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of Haymaker Acquisition Corp. 4 (the “Company”) and (ii) $375,000, directly to the Company’s trust account, on the terms and subject to the conditions described below. In exchange for the Contributions, the Company has agreed to issue to the Sponsor a non-interest bearing, unsecured promissory note (the “Promissory Note”) on the terms and subject to the conditions described below.

At the annual general meeting of the Company to be held at 10:00 a.m., Eastern Time, on July 24, 2025 (the “Shareholder Meeting”), the Company’s shareholders will be asked, among other things, to vote on a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to extend the date by which the Company has to consummate a business combination on a monthly basis for up to twelve times from July 28, 2025 to July 28, 2026 (the “Extension Amendment Proposal”).

If the Extension Amendment Proposal is approved, the Promissory Note will be issued and the first Contribution will be made on July 28, 2025. Additional Contributions will be made on the 28th day of each subsequent month (or if such day is not a business day, on the business day immediately preceding such day) until the earlier of (i) the consummation of a business combination, and (ii) the last day the Company has to complete a business combination in accordance with its Memorandum and Articles of Association, as then in effect (the earlier of (i) and (ii), the “Maturity Date”).

The Promissory Note will not bear any interest and will be repayable by the Company to the Sponsor upon the Maturity Date. The Maturity Date may be accelerated upon the occurrence of an “Event of Default” (as defined in the Promissory Note). Any outstanding principal under the Promissory Note may be prepaid at any time by the Company, at its election and without penalty.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Form of Promissory Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 to the extent required.

Additional Information and Where to Find It

On July 1, 2025, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Shareholder Meeting. Investors and security holders are able to obtain free copies of the Proxy Statement, related supplements and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge by written request to Haymaker Acquisition Corp. 4, 501 Madison Avenue, Floor 5, New York, NY 10022 or by telephone at (212) 616-9600.

If you have questions about the proposals to be presented at the Annual Meeting, you should contact our proxy solicitation agent at the following address and telephone number: Sodali & Co. 430 Park Avenue, 14th Floor New York, New York 10022 Stockholders Call Toll-Free in North America: (800) 662-5200 Outside of North America Call Collect: (203) 658-94000 E-mail: HYAC@investor.sodali.com.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE EXTENSION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE VOTED ON AT THE SHAREHOLDER MEETING.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the matters to be voted on at the Shareholder Meeting. Information regarding the Company’s directors and executive officers and a description of their interests in the Company and the matters to be voted on at the Shareholder Meeting are set forth in the Proxy Statement.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of any business combination. This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this Current Report are “forward looking statements,” including statements regarding the Contributions. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of the Company to enter into a definitive agreement with respect to an initial business combination within the time provided in the Company’s Memorandum and Articles of Association, including as a result of redemptions or the failure by shareholders to approve the Extension Amendment Proposal; the risk that the approval of the shareholders of the Company for any proposed business combination is not obtained; failure to realize the anticipated benefits of any proposed business combination, including as a result of a delay in consummating any proposed business combination; the amount of redemption requests made by the Company’s shareholders and the amount of funds remaining in the Company’s trust account after satisfaction of such requests; the Company’s ability to satisfy the conditions to closing any proposed business combination; and those factors discussed in the Company’s Annual Report on Form 10-K under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title

10.1	Form of Promissory Note, by and between Haymaker Acquisition Corp. 4 and Haymaker Sponsor IV LLC.

104	Cover Page Interactive Data File.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYMAKER ACQUISITION CORP. 4

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	Chief Executive Officer and Chief Financial Officer

Date: July 15, 2025

Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

FORM OF PROMISSORY NOTE

Principal Amount: Up to US$4,500,000	Dated as of July [●], 2025

Haymaker Acquisition Corp. 4, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Haymaker Sponsor IV LLC, or its registered assigns or successors in interest (the “Payee”), the entire unpaid Principal Amount (as defined below) of up to Four Million Five Hundred Thousand U.S. Dollars (US$4,500,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Reference is made to the Maker’s definitive proxy statement dated July 1, 2025 relating to the Maker’s annual general meeting of shareholders to be held on July 24, 2025 (the “Proxy Statement”).

1. Principal. The entire unpaid principal balance of this Note shall be due and payable on the Maturity Date unless earlier repaid or unless accelerated upon the occurrence of an Event of Default (as defined below). “Maturity Date” means the earlier of the (i) consummation of the Maker’s initial merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) the last day the Maker has to complete a Business Combination pursuant to the Maker’s Amended and Restated Memorandum and Articles of Association, as then in effect. The Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account”). The Principal Amount may be prepaid at any time. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker under this Note.

2. Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3. Advances.

(a) Advances. If the Extension Amendment Proposal (as defined in the Proxy Statement) is approved and adopted, beginning on July 28, 2025, and on the twenty-eighth (28th) day of each subsequent month until the Maturity Date (or if such day is not a business day, on the business day immediately preceding such day), the Payee shall advance (each, an “Advance” and the sum of all Advances, the “Principal Amount”) directly to the Trust Account an amount equal to the lesser of (i) US$0.025 for each outstanding Class A ordinary share, par value US$0.0001 per share, of the Maker and (ii) US$375,000. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Advances by Payee.

(b) Principal Amount. The Principal Amount outstanding under this Note at any time may not exceed Four Million Five Hundred Thousand U.S. Dollars (US$4,500,000).

(c) Register. The Maker shall maintain a register reflecting each Advance and any prepayment of all or a portion of the Principal Amount outstanding under this Note for purposes of recording the aggregate unpaid Principal Amount of this Note outstanding at any time.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the unpaid Principal Amount due pursuant to this Note within five (5) business days following the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or Section 5(c), the unpaid Principal Amount, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties to this Note without notice to the Maker or affecting the Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything in this Note to the contrary, the Payee waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from, the Trust Account, and agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment to this Note or waiver of any provision of this Note may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party to this Note (by operation of law or otherwise) without the prior written consent of the other party to this Note and any attempted assignment without the required consent shall be void.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Haymaker Acquisition Corp. 4

By:
Name:
Title:

Accepted and Agreed:

Haymaker Sponsor IV LLC

By:
Name:
Title:

[Signature Page to Promissory Note]